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                                                                     EXHIBIT 5.1


                                January 27, 2000



Tenneco Automotive Inc.
Tenneco Automotive Operating Company Inc.
Clevite Industries Inc.
The Pullman Company
Tenneco Global Holdings Inc.
Tenneco International Holding Corp.
TMC Texas Inc.
500 North Field Drive
Lake Forest, Illinois 60054

    Re: Tenneco Automotive Inc., Tenneco Automotive Operating Company Inc.,
        Clevite Industries Inc., The Pullman Company, Tenneco Global Holdings Inc., Tenneco International Holding Corp., TMC Texas Inc.
        Registration No. 333-93757

Ladies and Gentlemen:

    We are issuing this opinion letter in our capacity as special legal counsel to Tenneco Automotive Inc., a Delaware corporation (the "Issuer"), Tenneco Automotive Operating Company Inc., a Delaware corporation, Clevite Industries Inc., a Delaware corporation, The Pullman Company, a Delaware corporation, Tenneco Global Holdings Inc., a Delaware corporation, Tenneco International Holding Corp., a Delaware corporation, and TMC Texas Inc., a Delaware corporation, (collectively, the "Guarantors" and, together with the Issuer, the "Registrant"), in connection with the proposed issuance by the Issuer of up to $500,000,000 in aggregate principal amount of the Issuer's 11-5/8% Senior Subordinated Notes due 2009 (the "New Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-93757) originally filed with the Securities and Exchange Commission (the "Commission") on December 29, 1999, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereafter referred to as the "Registration Statement"). The obligations of the Issuer under the New Notes will be guaranteed by the Guarantors (the "Guarantees"). The New Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture") dated as of October 14, 1999, as amended, by and among the Registrants and The Bank of New York, as Trustee, in exchange for and in replacement of the Issuer's outstanding 11-5/8% Senior Subordinated Notes due 2009 (the "Outstanding Notes"). We have been informed that $500,000,000 in aggregate principal amount of Outstanding Notes were outstanding as of January 27, 2000.





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Tenneco Automotive Inc.
Tenneco Automotive Operating Company Inc.
Clevite Industries Inc.
The Pullman Company
Tenneco Global Holdings Inc.
Tenneco International Holding Corp.
TMC Texas Inc.
January 27, 2000
Page 2




     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate of incorporation, as amended, and the by-laws, as amended, of each of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the New Notes and the Guarantees, (iii) the Registration Statement and (iv) the Registration Rights Agreement, dated as of October 14, 1999, by and among the Registrants, Salomon Smith Barney Inc. and the other Initial Purchasers named therein.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Outstanding Notes, the New Notes and the Guarantees will be validly issued and binding obligations of the Registrants.

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Tenneco Automotive Inc.
Tenneco Automotive Operating Company Inc.
Clevite Industries Inc.
The Pullman Company
Tenneco Global Holdings Inc.
Tenneco International Holding Corp.
TMC Texas Inc.
January 27, 2000

Page 3


    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

    This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                       Sincerely,



                                       /s/ Jenner & Block
                                       -----------------------------------------




                                       Jenner & Block